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                                                                  Exhibit (n)(1)

                 [Letterhead of Sutherland Asbill & Brennan LLP]

                                 April 27, 2005

VIA EDGARLINK

Board of Directors
Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 5 to the Registration Statement on Form N-6 (File No. 333-100287) of the Farmers Variable Life Separate Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Very truly yours,

                                              Sutherland Asbill & Brennan LLP

                                              By: /s/ Mary Jane Wilson-Bilik
                                                  --------------------------
                                                  Mary Jane Wilson-Bilik